UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2010

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas  77042
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 499-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03.  BANKRUPTCY OR RECEIVERSHIP.

As previously reported, on April 29, 2010 (the “Petition Date”), U.S. Concrete, Inc. (the “Company”), and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  The Chapter 11 cases are being jointly administered under the caption In re U.S. Concrete, Inc., et al., Case No. 10-11407 (the “Chapter 11 Cases”).

On July 29, 2010 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Joint Plan of Reorganization, pursuant to Chapter 11 of the Bankruptcy Code, which was originally filed with the Bankruptcy Court on the Petition Date and supplemented by the Supplement to Debtors’ Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code filed with the Bankruptcy Court on July 19, 2010 and July 22, 2010, and amended on July 27, 2010 (as so amended and supplemented, the “Plan”).  Copies of the Plan and the Disclosure Statement are filed as Exhibits 2.1 and 2.2 hereto, respectively, and are incorporated herein by reference. On July 30, 2010, the Company issued a press release announcing the entry of the Confirmation Order by the Bankruptcy Court, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The Debtors plan to emerge from Chapter 11 after satisfying the remaining conditions to effectiveness contemplated under the Plan (the date that all conditions to the effectiveness of the Plan have been satisfied or waived, the “Effective Date”).

The following is a summary of the material matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.

The Plan contemplates that upon the Effective Date (i) holders of the Company’s 8.375% senior subordinated notes due 2014 (the “Existing Notes”) will receive their proportionate share of the new common stock, par value $0.001 per share, of the reorganized Company (the “New Common Stock”); (ii) holders of the Company’s existing common stock the (“Existing Common Stock”) will receive their proportionate share of Class A Warrants (the “Class A Warrants”) to purchase shares of New Common Stock and Class B Warrants to purchase shares of New Common Stock (the “Class B Warrants” and together with the Class A Warrants, the “New Warrants”); and (iii) trade creditors will continue to be paid in full in the ordinary course of business.

Treatment of Executory Contracts

The Plan provides that all of the Debtors’ Executory Contracts or Unexpired Leases shall be deemed assumed on the Effective Date, subject to the Debtors’ right to reject any Executory Contract or Unexpired Leases prior thereto.  Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date will be subject to approval by the Bankruptcy Court on or after the Effective Date.

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied by payment of the default amount in cash on the Effective Date or in the ordinary course of business or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.  In the event of a dispute regarding matters pertaining to assumption, the cure payments shall be made following the entry of a final order or orders resolving the dispute and approving the assumption.

Indemnification Obligations

Each Indemnification Obligation of directors, officers and employees of the Debtors who served in such capacity prior to, on, or after the Petition Date shall be assumed by the applicable Debtor as of the Effective Date, to the extent such Indemnification Obligation is executory.

Insurance Policies

On the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents and instruments relating to coverage of all insured Claims.

Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or reorganized Debtor liable thereunder in the ordinary course of its business.

Management Incentive Plan

The Plan also provides for a management equity incentive plan (the “Management Equity Incentive Plan”), under which 9.5% of the equity of the reorganized Company authorized pursuant to the Plan (the “New Equity”), on a fully-diluted basis, will be reserved for issuance as equity-based awards to management and employees, and 0.5% of the New Equity, on a fully-diluted basis, will be reserved for issuance to directors of the reorganized Company.

The Plan contemplates that a minimum of 3.5% of the fully-diluted New Equity will be issued to management and employees within 30 days of the Effective Date pursuant to the terms of the Management Equity Incentive Plan.  Such initial awards of New Equity will vest quarterly 33% in the first year after the Effective Date, 33% in the second year after the Effective Date, and 33% in the third year after the Effective Date, provided that in the event an employee is terminated without cause, any New Equity previously awarded and any New Equity awards that would have vested in the six month period following such employee’s termination will vest immediately and will be exercisable by such employee within the twelve month period following termination.  A material portion of such New Equity will consist of restricted stock units.  The Plan contemplates that all New Equity reserved pursuant to the Management Equity Incentive Plan and not issued shall be granted to managers of the reorganized Company within five years of the Effective Date.

Assumption of Employee and Retiree Benefits

All employment, retirement, indemnification and other agreements or arrangements in place as of the Effective Date with the officers and employees of the Debtors and certain non-Debtor subsidiaries, or all other or retirement income plans and welfare benefit plans for such persons, or discretionary bonus plans or variable incentive plans regarding payment of a percentage of annual salary based on performance goals and financial targets for certain employees identified as key leaders, top level managers, or sales leaders or indemnification arrangements with directors of the Debtors and the non-Debtor subsidiaries will be assumed by the reorganized Debtors (other than any equity-based compensation or incentive-based plan existing as of the Petition Date).

Employment Severance Agreements

On the Effective Date, the Company shall assume the existing executive employment severance agreements with the Company’s management, on terms acceptable to the Debtors, counsel to the Informal Noteholders Committee and the executive officers.  For the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel and Vice President of Human Resources, the cash severance benefit payable in the event such executive is terminated without cause or if such executive terminates his employment for good cause, shall be not less than twice the amount of such executive’s base salary.

Composition of New Board of Directors After the Effective Date

Under the Plan, as of the Effective Date, the reorganized Company’s initial Board of Directors will be composed of six members, consisting of Michael W. Harlan, the Chief Executive Officer of the reorganized Company, and the following five directors who were selected by the Informal Noteholders Committee and disclosed to the Bankruptcy Court in advance of the hearing to consider confirmation of the Plan: Michael D. Lundin, Robert M. Rayner, Colin M. Sutherland, Eugene I. Davis and Kurt M. Cellar.

Sources of Funds

The Plan is to be funded with cash from operations, proceeds of a senior secured asset-based revolving credit facility to be entered into by the reorganized Debtors (the “Exit Loan Facility”), proceeds of the Convertible Notes (as defined below) and the exchange of the Company’s securities for New Warrants and New Common Stock as described below.

Exit Loan Facility

On the Effective Date, the reorganized Debtors will consummate the Exit Loan Facility and will use the proceeds of the Exit Loan Facility to fund ongoing operations and obligations under the Plan.  On the Effective Date, all letters of credit outstanding under the revolving credit, term loan and guarantee agreement among the Company, as borrower, certain of its subsidiaries, as guarantors, JPMorgan Chase Bank, N,A, as administrative agent, and the lenders party thereto from time to time, providing the Company with a debtor-in-possession term loan and revolving credit facility (the “DIP Facility”) shall be deemed letters of credit outstanding under the Exit Loan Facility.

The terms of the commitment letter for the Exit Loan Facility are described in the Company’s Current Report on Form 8-K filed on July 27, 2010, which description is incorporated herein by reference.

Purchase Letter, Put Option and Convertible Note Issuance

As part of the exit financing contemplated by the Plan, the reorganized Company expects to issue $50 million in aggregate principal amount of 9.5% convertible secured notes due 2015 (the “Convertible Notes”), which are expected to initially be convertible into shares of New Common Stock.  In consultation with counsel to the Creditors’ Committee and counsel to the Informal Noteholders Committee, and with the consent of the parties to the Purchase Letter (as defined below) and the commitment letter for the Exit Loan Facility, the Debtors are authorized to increase the aggregate principal amount of the Convertible Notes.

As previously reported, on July 20, 2010, the Company entered into a Purchase Letter (the “Purchase Letter”) among the Company and Monarch Alternative Capital, L.P., Whitebox Advisors, LLC and York Capital Management Global Advisors, LLC (collectively, the “Put Option Parties”) pursuant to which the Put Option Parties have granted the Company a put option (the “Put Option”).  If the Company exercises the Put Option, the Put Option Parties will be obligated to purchase an aggregate of $50 million of the Convertible Notes, subject to the satisfaction or waiver of the conditions set forth in the Purchase Letter.

The Purchase Letter contemplates that the other holders of the Existing Notes, to the extent they are Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”)) or institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), will be offered the opportunity to purchase Convertible Notes in an amount up to their pro rata holdings of the Existing Notes, pursuant to a supplement to the Disclosure Statement relating to the Plan.  The offer of Convertible Notes to holders of the Existing Notes and the purchase of Convertible Notes by the Put Option Parties and holders of the Existing Notes have not been and will not be registered under the Securities Act and the Convertible Notes may not be offered or sold in the United States absent an applicable exemption from registration requirements.  The amount of Convertible Notes purchased by the holders of the Existing Notes will reduce the aggregate commitment of the Put Option Parties pursuant to the Put Option.

The terms of the Purchase Letter are described in the Company’s Current Report on Form 8-K filed on July 22, 2010, which description is incorporated herein by reference.

The proceeds from the Convertible Notes will be used to repay the amounts outstanding under the DIP Facility and to fund ongoing operations and obligations under the Plan.

Securities to be Issued under the Plan

On the Effective Date, all of the Company’s existing equity securities, including Old Common Stock and options to purchase Old Common Stock, will be cancelled.  The reorganized Company will issue New Warrants to the holders of all Existing Common Stock.  Holders of the Existing Notes will receive their proportionate share of the New Common Stock of the reorganized Company in exchange for their Existing Notes.  The authorized capital stock of the reorganized Company will consist of New Common Stock and preferred stock.

Pursuant to the Plan:

(a)	the reorganized Company expects to issue shares of New Common Stock pro rata to holders of the Existing Notes;

(b)
the reorganized Company expects to issue Class A Warrants to purchase 7.5% of the New Equity on a fully-diluted basis to holders of Existing Common Stock.  Such warrants will expire seven years after the date of issuance; and

(c)
the reorganized Company expects to issue Class B Warrants to purchase 7.5% of the New Equity on a fully-diluted basis to holders of Existing Common Stock.  Such warrants will expire seven years after the date of issuance.

Releases

Except as otherwise provided in the Plan, or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is allowed as of the Effective Date, all mortgages, deeds of trust, liens, pledges or other security interests against any property of the estates will be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, liens, pledges or other security interests will revert to the reorganized Debtors and their successors and assigns.

Except as otherwise specifically provided in the Plan, on and after the Effective Date, the Debtors, the reorganized Debtors and the estates will be deemed to have released and discharged various parties and their respective affiliates, officers, directors, employees and representatives from any and all claims, whether known or unknown, foreseen or unforeseen, existing or subsequently arising, in law, equity or otherwise, that the Debtors, the reorganized Debtors, the estates or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any claim or interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors or their Affiliates, the Chapter 11 Cases or related matters described in the Plan, upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Confirmation Date of the Plan, other than claims or liabilities arising out of or related to any contractual or fixed monetary obligation owed to the Debtors or the reorganized Debtors. However, the Debtors and the non-Debtor subsidiaries will not release any claims related to the operation of the Michigan joint venture, including, but not limited to, any claims against the Michigan joint venture entities or the Michigan joint venture partner or any rights under any agreements related to the Michigan joint venture.

Except as otherwise specifically provided in the Plan, on the Effective Date, each holder of a claim or an interest in the Debtors, except to the extent that such holder either voted to reject the Plan or is classified in a class that is deemed to accept or reject the Plan, will be deemed to have released and discharged the Debtors, the reorganized Debtors and various other parties and their respective affiliates, officers, directors, employees and representatives from any and all claims, whether known or unknown, foreseen or unforeseen, existing or subsequently arising, in law, equity or otherwise, that such entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, certain non-Debtor subsidiaries, the Debtors’ restructuring, the Chapter 11 Cases or related matters described in the Plan, upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date of the Plan.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as the most recent practicable date is hereby incorporated by reference to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2010 filed with the Securities and Exchange Commission on May 10, 2010.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains various forward-looking statements and information that are based on management’s belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this Current Report.  The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them.  Forward-looking statements generally use words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “plan,” “forecast,” “budget,” “goal” or other words that convey the uncertainty of future events or outcomes.  Forward-looking statements include, but are not limited to, statements regarding the confirmation and implementation of the Plan of Reorganization, the securities to be issued pursuant to the Plan of Reorganization and the Company’s ability to consummate, and any resulting effect of, the transactions contemplated by the Plan of Reorganization.  Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct.  Such statements are subject to certain risks, uncertainties and assumptions.  Important factors that could cause actual results to differ materially from the forward-looking statements in this Current Report are set forth in other reports or documents that the Company files from time to time with the Securities and Exchange Commission, including the Company’s Quarterly Reports on Form 10-Q filed in 2010 and the Company’s most recent Annual Report on Form 10-K and include, but are not limited to:

•	the completion of the Company’s restructuring, including the outcome and impact on the Company’s business of the proceedings under Chapter 11 of the Bankruptcy Code;

•	the Company’s ability to satisfy closing conditions under the agreements with certain holders of the Existing Notes, the Plan and related documents;

•
the Company’s total debt outstanding and the availability and access, in general, of funds to meet the Company’s debt obligations and to fund the Company’s operations and necessary capital expenditures, either through cash on hand, cash flows from operating activities, further borrowings or other sources;

•
the Company’s ability to comply with all covenants in its indenture and credit agreement, any violation of which, if not cured in a timely manner, could trigger a default of the Company’s other obligations under cross-default provisions;

•	the Company’s ability to repay debt prior to or when it becomes due and/or successfully access the capital or credit markets to refinance that debt through new issuances, exchange offers or otherwise;

•	the further tightening of mortgage lending or mortgage financing requirements and the impact of these requirements on the residential construction market;

•	the impact of the global financial crisis on the Company’s business and financial condition;

•	the Company’s ability to attract new customers, differentiate itself in a competitive market, hire and retain employees and reduce operating and overhead expenses;

•	future goodwill impairments;

•	the seasonal and cyclical nature of the markets the Company serves and the variability of operating results from one reporting period to another;

•	the Company’s inability to carry out its strategy of growth through acquisitions;

•	the possibility of losing business to competitors who underbid the Company, and competition in the Company’s highly competitive industry;

•	the Company’s dependence on third parties for concrete equipment and supplies essential to operate its business;

•	the impact of governmental regulations, including environmental regulations, on the Company’s operating costs, capital expenditures and earnings;

•	operating hazards that may cause personal injury or property damage;

•	departure of key personnel and the Company’s inability to attract and retain qualified employees;

•	the effect of collective bargaining agreements, work stoppages and other labor relations matters on the Company’s operating costs, business and earnings;

•	the impact of price changes and minor variations in sales volumes on the Company’s overall profitability;

•	claims that the Company’s products do not meet regulatory requirements or contractual specifications; and

•
general business conditions, economic uncertainty or downturn, including the recent volatility and disruption in the capital and credit markets and the significant downturn in the housing sector and overall economy.

Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected.  All forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by this cautionary statement.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Exhibit
2.1
Debtors’ Joint Plan of Reorganization filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on July 27, 2010 with the United States Bankruptcy Court for the District of Delaware in Case No. 10-11407 (Jointly Administered).

2.2
Debtors’ Disclosure Statement filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on June 2, 2010 with the United States Bankruptcy Court for the District of Delaware in Case No. 10-11407 (Jointly Administered).

99.1	Press release dated July 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, U.S. Concrete, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

/s/ Michael W. Harlan
Date: July 30, 2010	Name:	Michael W. Harlan
	Title	President and Chief Executive Officer